Exhibit 11


                       SPS TECHNOLOGIES, INC. AND SUBSIDIARIES
                     Computation of Earnings Per Share Statement
                      (Thousands of dollars, except share data)

                               Three Months Ended        Six Months Ended
                                    June 30,                  June 30,
                              --------------------    ----------------------
                                1996       1995         1996         1995
                              ---------  ---------    ---------    ---------

   Net earnings               $   6,020  $   3,925    $  11,060    $   6,975
                              =========  =========    =========    =========
   Weighted average
    number of common
    shares outstanding
    during the period         5,953,673  5,658,707    5,932,744    5,651,840

   Weighted average
    number of maximum
    shares subject to
    exercise under
    outstanding stock
    options at end of
    period                      662,262    647,985      667,511      658,980
                              ---------  ---------    ---------    ---------
                              6,615,935  6,306,692    6,600,255    6,310,820
   Less treasury shares
    assumed purchased
    with proceeds from
    assumed exercise of
    outstanding options (a)     286,569    474,380      326,399      516,083
                              ---------  ---------    ---------    ---------
   Weighted average
    number of common and
    common equivalent
    shares outstanding
    after assumed
    exercise of options       6,329,366  5,832,312    6,273,856    5,794,737
                              =========  =========    =========    =========
   Earnings per share
    based on above
    assumptions (b)           $     .95  $     .67    $    1.76    $    1.20
                              =========  =========    =========    =========
   Earnings per share
    as reported               $     .95  $     .67    $    1.76    $    1.20
                              =========  =========    =========    =========

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          (a)  All options are exercisable under a nonqualified plan.   The
               proceeds  from   assumed  exercise  of   options  aggregated
               $20,203,111  and $20,288,214    in the  three and  six-month
               periods ended June 30, 1996 respectively; the proceeds from assumed exercises aggregated $15,971,902 and $16,121,252 in the three and six-month periods ended June 30, 1995,
               respectively.   The proceeds  and number of  treasury shares
               assumed  purchased  were  determined   on  the  most  likely
               exercise assumption.

          (b) Primary and fully diluted earnings per share are the same for each period presented.


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